EXHIBIT 99.1

Brian Norris	Charlie Guyer
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4052
brian.norris@matrixone.com	charlie.guyer@matrixone.com

MatrixOne, Inc. Second Quarter Operating Results Beat First Call Estimates

Westford, Mass. – January 28, 2004 — MatrixOne®, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced results for its second quarter ended January 3, 2004.

For the second quarter ended January 3, 2004, total revenues were $26.9 million, compared to $28.0 million in the same period last year. For the second quarter, net loss was $7.2 million, or $0.15 per share, compared to a net loss of $9.4 million, or $0.20 per share, in the same period last year. For the second quarter, pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, was $3.4 million, or $0.07 per share, compared to a pro forma net loss1 of $4.8 million, or $0.10 per share, in the same period last year.

For the six months ended January 3, 2004, total revenues were $50.1 million, compared to $59.1 million in the same period last year. For the six months ended January 3, 2004, net loss was $13.8 million, or $0.29 per share, compared to a net loss of $15.5 million, or $0.33 per share, in the same period last year. For the six months ended January 3, 2004, pro forma net loss1, which excludes stock-based compensation, restructuring charges and asset impairment and disposal charges, was $9.7 million, or $0.20 per share, compared to a pro forma net loss1 of $10.0 million, or $0.21 per share, in the same period last year.

“Our improved operating results this quarter reflect our focused effort to enhance company-wide sales execution and control operating costs. We are encouraged by the improvements we achieved in many key measures of the business,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne, Inc. “Moving forward, we remain focused on ensuring the success of our customers while simultaneously driving software revenue growth and enhancing our leadership position in the PLM market.”

The following milestones were completed or announced since MatrixOne’s first quarter earnings release on October 22, 2003:

•	During the second quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including Alcatel, a global communications solutions provider; BAE Systems, a global systems, defense, and aerospace company; International Game Technology, a leader in the design, development and manufacture of microprocessor-based gaming products and software systems; Kautex Textron, a leading manufacturer of blow-molded parts for the automotive industry; and Linde, an international technology group.

•	During the second quarter, MatrixOne experienced growing demand from its customer base for Matrix10™, the industry’s most flexible PLM environment. At the MatrixOne Global Customer Conference 2004, taking place February 1-6, 2004 in Orlando, Florida, attendees will hear how leading innovators like General Electric Aircraft Engines, Johnson Controls, Linde, and Philips Semiconductor are leveraging the flexibility and scalability of Matrix10 to solve their most critical product development challenges.

•	MatrixOne announced the availability of the MatrixOne Accelerator for FDA Compliance, a packaged PLM solution to help medical device companies achieve FDA compliance throughout the product lifecycle process in a way not possible with more narrowly focused document management solutions.

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•	MatrixOne and Sogeti USA LLC, a leading provider of IT services, developed an alliance to deliver PLM solutions to North American product development companies. Sogeti has established a national PLM business with a portfolio of services that features the delivery of MatrixOne implementation, training and support services to customers in a variety of industries.

Company to Host Live Webcast

The Company’s management team will host a live webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the second quarter ended January 3, 2004 and management’s forward-looking guidance for fiscal year 2004. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the three and six month periods ended January 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges. For the three and six month periods ended December 28, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” and Matrix10 are trademarks of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, our ability to take advantage of market opportunities and our position in the market, our growth prospects, our plans, objectives, and expected financial and operating results, the long-term growth prospects of the PLM market, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: the effectiveness of our cost reduction programs; our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 28, 2003 and our Quarterly Report on Form 10-Q for the three months ended September 27, 2003.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	January 3, 2004	December 28, 2002	January 3, 2004	December 28, 2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software license	$9,384	$11,066	$15,498	$24,801
Service	17,485	16,952	34,612	34,341

Total revenues	26,869	28,018	50,110	59,142

Cost of Revenues:
Software license	1,621	1,104	3,157	2,513
Service	12,103	11,068	23,137	24,578

Total cost of revenues	13,724	12,172	26,294	27,091

Gross Profit	13,145	15,846	23,816	32,051

Operating Expenses:
Selling and marketing	9,031	11,801	17,960	24,278
Research and development	5,432	6,581	11,436	13,231
General and administrative	2,374	2,725	4,683	5,580
Stock-based compensation	188	831	567	1,695
Restructuring charges	1,884	3,800	1,884	3,800
Asset impairment and disposal charges	1,680	—	1,680	—

Total operating expenses	20,589	25,738	38,210	48,584

Loss from Operations	(7,444)	(9,892)	(14,394)	(16,533)
Other Income, Net	343	508	658	1,007

Loss Before Income Taxes	(7,101)	(9,384)	(13,736)	(15,526)
Provision for Income Taxes	(50)	—	(103)	—

Net Loss	$(7,151)	$(9,384)	$(13,839)	$(15,526)

Basic and Diluted Net Loss Per Share	$(0.15)	$(0.20)	$(0.29)	$(0.33)

Shares Used in Computing Basic and Diluted Net Loss per Share	48,210	47,451	48,086	47,263

Reconciliation of Pro Forma Net Loss:
Net Loss	$(7,151)	$(9,384)	$(13,839)	$(15,526)
Adjustments:
Stock-based compensation	188	831	567	1,695
Restructuring charges	1,884	3,800	1,884	3,800
Asset impairment and disposal charges	1,680	—	1,680	—

Pro Forma Net Loss	$(3,399)	$(4,753)	$(9,708)	$(10,031)

Pro Forma Basic and Diluted Net Loss Per Share	$(0.07)	$(0.10)	$(0.20)	$(0.21)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	48,210	47,451	48,086	47,263

[1]	The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge, restructuring charges and asset impairment and disposal charges, which are charges relating to an unusual event. For the three and six month periods ended January 3, 2004, pro forma net loss excludes stock-based compensation, restructuring charges and asset impairment and disposal charges. For the three and six month periods ended December 28, 2002, pro forma net loss excludes stock-based compensation and restructuring charges. Management does not consider stock-based compensation, restructuring charges and asset impairment and disposal charges to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. Restructuring charges and asset impairment and disposal charges are material costs that were incurred relating to an unusual event to align the Company’s operations and cost structure with market conditions. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	January 3, 2004	June 28, 2003
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$118,522	$127,665
Accounts receivable, net	20,969	19,544
Prepaid expenses and other current assets	5,901	7,197

Total current assets	145,392	154,406
Property and Equipment, Net	8,467	11,911
Other Assets	3,535	2,367

	$157,394	$168,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,354	$6,187
Accrued expenses	15,384	15,202
Deferred revenues	18,031	17,910

Total current liabilities	38,769	39,299

Stockholders’ Equity:
Common stock	484	479
Additional paid-in capital	211,884	211,098
Deferred stock-based consideration	—	(567)
Accumulated deficit	(97,004)	(83,165)
Accumulated other comprehensive income	3,261	1,540

Total stockholders’ equity	118,625	129,385

	$157,394	$168,684

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